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                                                                   Exhibit 23.04

         CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

      [Letterhead of Merrill Lynch, Pierce, Fenner & Smith Incorporated]



June 1, 1998



     We hereby consent to the use of our opinion letter dated April 16, 1998 to the Board of Directors of Beneficial Corporation included as Appendix D to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Household Acquisition Corporation II, a Delaware corporation and a wholly owned subsidiary of Household International Inc., a Delaware corporation, with and into Beneficial Corporation, a Delaware Corporation, and to the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of person whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules of the Securities and Exchange Commission thereunder.



                                       MERRILL LYNCH, PIERCE, FENNER & SMITH
                                         INCORPORATED


                                       By  /s/ Merrill Lynch, Pierce, Fenner
                                                & Smith INC
                                           -------------------------------------
                                           Investment Banking Group